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Exhibit 2


                         STOCKHOLDER SUPPORT AGREEMENT

     This Stockholder Support Agreement ("Agreement") is made and entered into
                                          ---------
as of August 16, 2001, among Palm, Inc., a Delaware corporation ("Parent"), ECA
                                                                  ------
Subsidiary Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Buyer") and the undersigned stockholder (the
                                    -----
"Stockholder") of Be Incorporated, a Delaware corporation ("Seller").
 -----------                                                ------

                                    RECITALS
                                    --------

     A. Parent, Buyer and Seller are entering into an Asset Purchase Agreement of even date herewith (the "Asset Agreement"), which provides for the sale by
                            ---------------
Seller to Buyer of substantially all of the assets relating to, required for, used in or otherwise constituting the Operating Systems (as defined in the Asset Agreement) of Seller, in exchange for shares of common stock of Parent, the assumption by Buyer of certain liabilities relating to the Operating Systems and other consideration (the "Transaction").
                          -----------

     B. The Stockholder is (i) the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (but not the record owner) of such number of issued and outstanding shares of the outstanding common stock of Seller ("Seller Common Stock") as is indicated on the signature page of
                  -------------------
this Agreement, (ii) the record owner of such number of shares of Seller Common Stock as is indicated on the signature page of this Agreement and (iii) the holder of options to purchase the number of shares of Seller Common Stock indicated on the signature page of this Agreement.

     C. In consideration of the execution of the Asset Agreement by Parent and Buyer, the Stockholder (in his capacity as such) has agreed to vote the Shares (as defined below)as set forth herein.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined herein shall
        -------------------
have the respective meanings ascribed thereto in the Asset Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          1.1 "Expiration Date" shall mean the earlier to occur of (i) the date
               ---------------
on which the Asset Agreement is validly terminated pursuant to its terms, or
(ii) the Closing Date (as defined in the Asset Agreement).

          1.2 "Person" shall mean any individual, any corporation, limited
               ------
liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

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          1.3 "Shares" shall mean all of the issued and outstanding shares of
               ------
capital stock of Seller (including all shares of Seller Common Stock) that now are or hereafter may be owned of record or beneficially owned by the Stockholder.

          1.4 "Subject Securities" shall mean: (i) all securities of Seller
               ------------------
(including all shares of Seller Common Stock and all options, warrants and other rights to acquire shares of Seller Common Stock) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of Seller (including all additional shares of Seller Common Stock and all additional options, warrants and other rights to acquire shares of Seller Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Support Agreement and continuing until the Expiration Date.

          1.5 Transfer. A Person shall be deemed to have effected a "Transfer"
              --------                                               --------
of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. Transfer of Securities.
        ----------------------

          2.1 Transferee of Securities to be Bound by this Agreement. The
              ------------------------------------------------------
Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected, unless each Person to which any such Subject Securities, or any interest therein, is Transferred shall have executed a binding counterpart of this Support Agreement and a proxy substantially in the form attached hereto as Exhibit A.
                        ---------

          2.2 Transfer of Voting Rights. The Stockholder hereby agrees that, at
              -------------------------
all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement or commitment in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

     3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of
        ------------------------
stockholders of Seller called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Seller with respect to any of the following matters, the Stockholder shall, and the Stockholder shall use his best efforts to cause the holder of record of any Shares to, vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the
                                                       ---------
Shares:

                                  (1) in favor of approval of the Transaction
and the adoption and approval of the Asset Agreement, and in favor of each of the other actions contemplated by the Asset Agreement, including the Dissolution (as defined in the Asset Agreement);

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          (2) against approval of any proposal made in opposition to, or in competition with, consummation of the Transaction and the actions contemplated by the Asset Agreement, including the Dissolution; and

          (3) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Transaction or any of the other actions contemplated by the Asset Agreement, including the Dissolution.

     Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
                                           ---------

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement,
        -----------------
the Stockholder agrees to deliver to Buyer, and to use his best efforts to cause holders of record of shares beneficially owned by Stockholder to deliver to Buyer, a proxy in the form attached hereto as Exhibit A (the "Proxy"), which
                                              ---------       -----
shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. The Stockholder
        -------------------------------------------------
hereby represents and warrants to Buyer that, as of the date hereof: (i) the Stockholder is the beneficial owner of the number of issued and outstanding shares of Seller Common Stock set forth on signature page of this Agreement,
(ii) the Stockholder is the record owner of the number of issued and outstanding shares of Seller Common Stock set forth on signature page of this Agreement, with full power to vote or direct the voting of such shares for and on behalf of all beneficial owners of such shares; (iii) the Shares are (and will be, unless Transferred pursuant to Section 2.1 hereof) free and clear of any liens,
                        -----------
pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (iv) the Stockholder does not beneficially own any securities of Seller other than the shares of Seller Common Stock, and options, warrants and other rights to purchase shares of Seller Common Stock, set forth on the signature page of this Agreement; and (v) the Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6. Additional Documents. The Stockholder and Buyer hereby covenant and
        --------------------
agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

     7. Termination. This Agreement, the Proxy and all obligations of the
        -----------
Stockholder hereunder and thereunder shall terminate and be of no further force or effect as of the Expiration Date.

     8. Miscellaneous.
        -------------

          8.1 Waiver. No waiver by any party hereto of any condition or any
              ------
breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

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          8.2 Severability. In the event that any term, provision, covenant or
              ------------
restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

          8.3 Binding Effect; Assignment. This Agreement and all of the terms
              --------------------------
and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of either party hereto may be assigned without the prior written consent of the other party.

          8.4 Amendments. This Agreement may not be modified, amended, altered
              ----------
or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          8.5 Specific Performance; Injunctive Relief. Each of the parties
              ---------------------------------------
hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Buyer and to preserve for Buyer the benefits of the Transaction; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Buyer which cannot be adequately compensated by a monetary award. Accordingly, Buyer and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Buyer shall be entitled to seek the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

          8.6 Governing Law. This Agreement shall be governed by and construed,
              -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          8.7 Entire Agreement. This Agreement and the Proxy and the other
              ----------------
agreements referred to in this Agreement set forth the entire agreement and understanding of Buyer and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Buyer and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

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          8.8 Notices. All notices and other communications pursuant to this
              -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a) if to Buyer or Parent, to:

                               Palm, Inc.
                               5470 Great America Parkway
                               Santa Clara, CA 95052
                               Attention: General Counsel
                               Tel.: (408) 878-7487
                               Fax:  (408) 878-9770

                               with a copy to:
                               Palm, Inc.
                               5470 Great America Parkway
                               Santa Clara, CA 95052
                               Attention: General Counsel
                               Tel.: (408) 878-7487
                               Fax:  (408) 878-9770

                               and a copy to:
                               Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                               650 Page Mill Road
                               Palo Alto, California 94304-1050
                               Attention:    Robert Sanchez
                                             Craig Norris
                               Tel.: (650) 493-9300
                               Fax:  (650) 493-6811

               (b) if to the Stockholder, to the address for notice set forth on the last page hereof,

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          8.9 Entire Agreement. This Agreement contains the entire understanding
              ----------------
of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, both oral and written, between the parties with respect to such subject matter.

          8.10 Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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          8.11 Effect of Headings. The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

                                      -6-
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.


PALM, INC. ("PARENT")                       ECA SUBSIDIARY ACQUISITION
                                            CORPORATION ("BUYER")

By:_______________________________          By:_________________________________
   (Signature)                                 (Signature)

Name:_____________________________          Name:_______________________________
   (Print Name)                                  (Print Name)

Title:____________________________          Title:______________________________


                                            "STOCKHOLDER:"

                                            _________________________________
                                            (Print Stockholder Name)

                                            By:______________________________
                                               (Signature)

                                            Name:____________________________
                                                 (Print Name)

                                            Title:___________________________

                                            _________________________________
                                            Telephone

                                            _________________________________
                                            Facsimile No.

                                            ________________ shares of Seller
                                            Common Stock owned beneficially (but
                                            not of record) on the date hereof

                                            ________________ shares of Seller
                                            Common Stock owned of record on the
                                            date hereof

                                            ________________ shares of Seller
                                            Common Stock issuable upon the
                                            exercise of outstanding options,
                                            warrants or other rights held on the
                                            date hereof

                                            Address:

                                            ____________________________________

                                            ____________________________________


                           ****SUPPORT AGREEMENT****

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned stockholder of Be Incorporated, a Delaware corporation (the "Seller"), hereby irrevocably (to the fullest extent permitted by law) appoints
 ------
the directors on the Board of Directors of Palm, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of
 -------
the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and consent rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Seller (including all shares of Seller Common Stock) that now are or hereafter may be owned of record by the undersigned (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares owned of
     ------
record by the undersigned stockholder of Seller as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Stockholder Support Agreement of even date herewith by and among Parent, ECA Subsidiary Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Buyer"), and the undersigned stockholder (the "Support
                       -----                                          -------
Agreement"), and is granted in consideration of Buyer entering into that certain
---------
Asset Purchase Agreement (the "Asset Agreement"), of even date herewith, by and
                               ---------------
among Parent, Buyer and Seller, which provides for the sale by Seller of substantially all of the assets relating to, required for, used in or otherwise constituting the Operating Systems (as defined in the Asset Agreement) of Seller, in exchange for shares of common stock of Parent, the assumption of certain liabilities relating to the Operating Systems and other consideration (the "Transaction"). As used herein, the term "Expiration Date" shall mean the
      -----------                               ---------------
earlier to occur of (i) the date on which the Asset Agreement shall have been validly terminated pursuant to its terms, or (ii) the Closing Date (as defined in the Asset Agreement).

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and consent rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Seller and in every written consent in lieu of such meeting:

          (i) in favor of approval of the Transaction and the adoption and approval of the Asset Agreement, and in favor of each of the other actions contemplated by the Asset Agreement, including the Dissolution (as defined in the Asset Agreement);

          (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Transaction and the actions contemplated by the Asset Agreement, including the Dissolution; and

          (iii) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Transaction or any of the other actions contemplated by the Asset Agreement, including the Dissolution. The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


                  [Remainder of Page Intentionally Left Blank]

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     Dated: ____________, 2001


                                Signature of Stockholder:_______________________

                                Print Name of Stockholder:______________________

                                       ________________
                                       ________________
                                       ________________ _____________ shares of
                                       Seller Common Stock owned of record on
                                       the date hereof

                           ****IRREVOCABLE PROXY****